EXHIBIT 99.1

================================================================================
                                  PRESS RELEASE
================================================================================

FROM:     Simon R. C. Wadsworth

SUBJECT: Mid-America Apartments Third Quarter Results in Line with Forecast as Occupancy Improves

DATE:     November 6th, 2003
--------------------------------------------------------------------------------


Memphis, TN, Mid-America Apartment Communities, Inc. (NYSE: MAA) reported Funds From Operations ("FFO") of $8,655,000 or $0.41 per share/unit for the quarter ended September 30, 2003, in line with analysts' estimates, and including a non-cash adjustment related to the redemption of preferred stock. The non-cash adjustment of ($5,987,000), or ($0.28) per share/unit, which was discussed in the second quarter report, represents the issuance costs incurred in 1996, 1997 and 1998 for preferred stock that was redeemed during the third quarter. This adjustment has no impact on cash flow, AFFO, or fixed charge coverage, and is in response to the SEC's July 31st Staff Policy Statement relating to EITF Topic D-42 concerning the calculation of earnings per share for the redemption of preferred stock. FFO before this adjustment was $14,642,000, or $0.69 per share/unit, which compares to FFO of $14,212,000, or $0.69 per share/unit, for the same period last year. FFO is the generally accepted measure of operating performance for real estate investment trusts. Discussions on FFO and the other non-GAAP performance measures can be found on the last page of this release.

The net loss available for common shareholders for the quarter ended September 30, 2003, after the ($5,987,000), or ($0.28) per share non-cash adjustment for the preferred stock that was redeemed in the third quarter, was ($3,062,000), or ($0.17) per common share, as compared to ($231,000), or ($0.01) per common share, for the same quarter of last year. Reconciliations of FFO and other non-GAAP performance measures to their respective GAAP counterparts can be found later in this release.

After the non-cash adjustment for redemption of preferred stock, on a year-to-date basis FFO was $38,248,000 or $1.83 per share/unit ($44,235,000, or $2.11 per share/unit without considering the adjustment). This compares to $42,481,000 or $2.06 per share/unit for the same period in 2002. The net loss year-to-date is ($1,481,000), or ($.08) per common share after the ($5,987,000), or ($.28) per share non-cash adjustment for preferred issuance costs, compared to net income of $982,000, or $.06 per common share in 2002.

Highlights for the quarter were:

o Same store physical occupancy improved to 94.7% from 92.6% at the end of the second quarter, and up from 93.9% a year ago.

o September revenues were the highest monthly revenue performance for any one month since the company's IPO.

o    Fixed charge coverage improved to 2.42 from 2.36 a year ago.

o The successful sale of $155 million Series H preferred stock and redemption of the Series A, B, and C preferred shares will result in annual preferred dividend savings of $0.04 per share/unit.

o The Company purchased Blackstone's two-thirds' interest in its $117 million joint venture which is immediately accretive to FFO.

o During the quarter the company acquired Los Rios, a 498-apartment community in Dallas, and completed the sale of the Crossings, an 80-unit apartment community in Memphis.

o Balance sheet capacity was enhanced by the sale of 1.365 million common shares to two institutional investors, generating net proceeds of $39.4 million.

Eric Bolton, Chairman and CEO said, "We're delighted with the strong improvement in occupancy generated during the third quarter. Markets are showing early signs of improvement, but the bulk of the occupancy improvement was due to the success of our marketing programs and our seasonal push for occupancy. While pricing leverage continues to be several quarters away in some of our larger markets, we were pleased with our ability to achieve this solid improvement in occupancy while holding leasing concessions essentially flat on a same-store basis for the quarter as compared to last year. It is also important to note that our average rent per unit for the same store portfolio at quarter end of $657.20 was down only 0.3% from last year. While we expect that leasing traffic will slow over the traditionally slower winter months, we are in position to generate stronger year over year revenue performance over the next two quarters and enter the spring leasing season next year in solid shape.

"During the quarter we were able to take several important steps to improve dividend coverage. Especially gratifying was the satisfactory conclusion of our negotiations with Blackstone to buy their two-thirds interest in our 10-property joint venture; when all of these assets are refinanced by August 2004, we expect a pick up in our quarterly FFO run rate of almost 2 cents per share/unit. We're also continuing to add quality assets in targeted high growth markets. While the acquisitions market clearly remains very competitive, we're pleased with the progress we have made to date in carefully deploying capital and positioning the portfolio for stronger performance as the economy and market conditions improve. Mid-America continues to post one of the best performances for the apartment REIT sector as our unique market strategy, conservative financing and strong operating capabilities generate steady results.

"Same-store results for the quarter reflect our aggressive push for occupancy. On a sequential quarter-over-quarter basis, same-store revenues increased by 0.7%, while occupancy rose by a significant 2.1% (as of the end of the quarter) to 94.7%. Compared to the same quarter a year ago, occupancy increased by 0.8%, but same-store revenues were down 1.6%, as the occupancy gain occurred late in the quarter and some short term concessions were incurred that will expire in Q4. Our same-store operating expenses were up by 5.9% as we positioned the portfolio for stronger occupancy and revenue performance over the slower winter months and also in part because we were comparing to an exceptionally low expense performance a year ago when property controlled expenses posted a 1.8% increase. We expect to see property operating expenses reduce in the fourth quarter and thereafter resume a modest year over year increase which has characterized our operation for years. Our same-store NOI, down 3.7% from last quarter, should now improve as a result of continued market improvements and the progress we made in building occupancy."

Simon Wadsworth, Executive Vice-President and CFO said, "We completed a very successful sale of 6.2 million shares of our new 8.3% Series H Preferred Stock shares during the quarter with the underwriters exercising their full over-allotment option. The sale was followed by our redemption of all of our Series A, B, and C Preferred Stock. We expect our preferred dividends to be reduced by $874,000 ($0.04/share) on an annualized basis compared to Q2 2003. As we discussed in last quarter's conference call, we've followed EITF D-42 and reduced net income by 28 cents per share/unit for the one-time, non-cash adjustment of the original issuance costs of the redeemed preferred stock. We also reduced FFO by a like amount.

"We were very pleased with all of our capital transactions during the quarter. Our direct placement of 1.365 million common shares with two institutions was accomplished on a very cost-effective and accretive basis for our existing owners. We expect to increase our Fannie Mae credit facilities to $800 million during this quarter, which we will use for refinancings scheduled for 2004. We have reduced our interest rate risk by locking the interest rate on $40 million of our scheduled April 2004 refinancing at 5.45%.

"We are adding 6 cents to our FFO forecast for the fourth quarter of this year taking it to a range of $0.75 to $0.77 per share/unit to reflect the impact of the purchase of Blackstone's interest in our joint venture. This increase results from marking the value of the assumed debt to market, and amortizing the resultant liability as a credit to interest expense until the debt is refinanced next year, as prescribed by EITF 98-1. For the same reason we need to add 7 cents per share/unit to next year's forecast, taking it to a range of $2.89 to $2.97. We anticipate that 5 cents of this adjustment will fall in the first quarter and 2 cents in the second quarter. Since these are non-cash adjustments, they will not impact AFFO; however, we continue to emphasize that the Blackstone transaction is forecast to be accretive to AFFO once our refinancing is complete in April and August next year."

The Company provides guidance on FFO and does not forecast net income. It is not possible to reasonably predict the timing and certainty of acquisitions and dispositions that would materially affect depreciation, capital gains or losses and minority interest, or to forecast extraordinary items, which, combined, generally represent the differences between net income and FFO.

MAA is a self-administered, self-managed apartment-only real estate investment trust which currently owns or has ownership interest in 35,233 apartment units throughout the southeast and southcentral U.S. For further details, please refer to our website at www.maac.net or contact Simon R. C. Wadsworth at (901) 682-6668, ext. 105. 6584 Poplar Ave., Suite 300, Memphis, TN 38138.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated market conditions, anticipated acquisitions, redevelopment opportunities, and property financing. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, shortage of acceptable property acquisition candidates, changes in interest rates and other items that are difficult to control, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange
Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.

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CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands except per share data)
------------------------------------------------------------------------------------------------------------------------------
                                                               Three months ended                  Nine months ended
                                                                  September 30,                      September 30,
                                                        ---------------------------------- -----------------------------------
                                                              2003             2002              2003              2002
                                                        ------------------  -------------- ----------------- -----------------
Property revenues                                               $ 59,919         $ 59,235         $ 175,034         $ 173,765
Property operating expenses                                       26,213           23,933            73,033            68,912
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Net operating income                                              33,706           35,302           102,001           104,853
Interest and other non-property income                               203              169               666               471
Management and fee income, net                                       215              191               729               570
Property management expenses                                       2,233            2,297             6,784             7,247
General & administrative                                           1,733            1,686             5,333             4,643
Interest expense                                                  11,689           12,657            34,096            37,381
Loss (gain) on debt extinguishment                                  (101)              (1)              104                32
Depreciation and amortization                                     14,827           14,214            42,685            41,295
Amortization of deferred financing costs                             464              690             1,592             2,011
------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before loss from
    investments in unconsolidated entities and minority
    interest in operating partnership income                       3,279            4,119            12,802            13,285
Loss from investments in unconsolidated entities                      (8)            (204)             (316)             (417)
Minority interest in operating partnership income                   (778)             (28)           (1,117)             (361)
Net gain (loss) on insurance settlement proceeds and
    disposition of assets                                          2,075             (128)            2,682               437
Discontinued operations:
    Property operations                                              (19)              38               (71)              123
    Gain on sale                                                   1,921                -             1,921                 -
------------------------------------------------------------------------------------------------------------------------------
Net income                                                         6,470            3,797            15,901            13,067
Preferred dividend distribution                                    3,545            4,028            11,395            12,085
Original issuance costs associated with the
    redemption of preferred stock                                  5,987                -             5,987                 -
------------------------------------------------------------------------------------------------------------------------------
Net income (loss) available for common shareholders             $ (3,062)        $   (231)        $  (1,481)        $     982
------------------------------------------------------------------------------------------------------------------------------

Weighted average common shares - Diluted                          18,302           17,579            17,961            17,714
Net income (loss) available for common shareholders               ($0.17)          ($0.01)           ($0.08)            $0.06

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FUNDS FROM OPERATIONS (in thousands except per share data)
------------------------------------------------------------------------------------------------------------------------------
                                                               Three months ended                  Nine months ended
                                                                  September 30,                      September 30,
                                                        ---------------------------------- -----------------------------------
                                                              2003             2002              2003              2002
                                                        ------------------  -------------- ----------------- -----------------

Net income                                                      $  6,470         $  3,797         $  15,901         $  13,067
Addback: Depreciation and amortization real estate assets         14,487           13,905            41,656            40,430
Subtract: Net gain (loss) on insurance settlement
    proceeds and disposition of assets                             2,075             (128)            2,682               437
Addback: Depreciation and amortization real estate assets
    of discontinued operations                                         -               38                78               113
Subtract: Gain on sale of discontinued operations                  1,921                -             1,921                 -
Addback: Depreciation and amortization real estate assets
    of unconsolidated entities                                       448              344             1,481             1,032
Subtract: Preferred dividend distribution                          3,545            4,028            11,395            12,085
Addback: Minority interest in operating partnership income          (778)             (28)           (1,117)             (361)
------------------------------------------------------------------------------------------------------------------------------
Funds from operations before original issuance costs
    associated with the redemption of preferred stock             14,642           14,212            44,235            42,481
Original issuance costs associated with the
    redemption of preferred stock                                  5,987                -             5,987                 -
------------------------------------------------------------------------------------------------------------------------------
Funds from operations                                           $  8,655         $ 14,212         $  38,248         $  42,481
------------------------------------------------------------------------------------------------------------------------------

Weighted average common shares and units - Diluted                21,324           20,646            20,922            20,606
Funds from operations before original issuance costs
    associated with the redemption of preferred stock
    per shares and units - Diluted                              $   0.69         $   0.69         $    2.11         $    2.06
Funds from operations per shares and units - Diluted            $   0.41         $   0.69         $    1.83         $    2.06

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CONSOLIDATED BALANCE SHEETS (in thousands)
------------------------------------------------------------------------------------------------------------------------

                                                    September 30,     December 31,
                                                        2003              2002
                                                 ------------------  ------------------
Assets
Gross real estate assets                               $ 1,621,423       $ 1,452,362
Accumulated depreciation                                  (323,683)         (283,277)
Other real estate assets, net                               21,992            23,454
------------------------------------------------------------------------------------------------------------------------
Real estate assets, net                                  1,319,732         1,192,539
Cash and cash equivalents, including restricted cash        15,940            18,057
Other assets                                                30,786            28,871
------------------------------------------------------------------------------------------------------------------------
    Total assets                                       $ 1,366,458       $ 1,239,467
------------------------------------------------------------------------------------------------------------------------

Liabilities
Bonds and notes payable                                $   911,696       $   803,703
Other liabilities                                           67,534            64,188
------------------------------------------------------------------------------------------------------------------------
    Total liabilities                                      979,230           867,891
Shareholders' equity and minority interest                 387,228           371,576
------------------------------------------------------------------------------------------------------------------------
    Total liabilities & shareholders' equity           $ 1,366,458       $ 1,239,467
------------------------------------------------------------------------------------------------------------------------

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OPERATING RESULTS (Dollars and shares in thousands except per share data)
------------------------------------------------------------------------------------------------------------------------

ROA                                                Three Months Ended   Trailing
                                                   September 30, 2003  4 Quarters
                                                  -------------------  ---------------
       Net income                                      $ 6,470           $ 18,975
       Net gain on insurance settlement proceeds
           and disposition of assets                    (2,075)            (2,642)
       Gain on sale of discontinued operations          (1,921)            (1,921)
       Depreciation and amortization                    14,827             56,500
       Amortization of deferred financing costs            464              2,293
       Interest expense                                 11,689             46,163
------------------------------------------------------------------------------------------------------------------------
       EBITDA                                          $ 29,454         $ 119,368
------------------------------------------------------------------------------------------------------------------------

                                                     Annualized         Trailing
                                                        3Q03           4 Quarters
                                                    --------------- ----------------
       Gross Real Estate Assets, Average                $1,646,751        $1,532,783
       EBITDA                                           $  117,816        $  119,368
       EBITDA/Gross Real Estate Assets                        7.2%              7.8%

                                                            Three Months Ended September 30,
                                                      ---------------------------------------
                                                            2003              2002
                                                      ----------------  ---------------------
EBITDA/Debt Service                                          2.37x             2.31x
EBITDA/Fixed Charges                                         2.42x             2.36x
Total Debt as % of Gross Real Estate Assets                    55%               55%
MAA portion of JV debt                                     $14,884           $27,958

AFFO                                                Three Months Ended September 30,   Nine Months Ended September 30,
                                                   ---------------------------------  ----------------------------------
                                                        2003              2002              2003             2002
                                                   ----------------  ---------------  -----------------  ---------------
       FFO                                                $  8,655          $ 14,212          $ 38,248         $ 42,481
       Original issuance costs associated with
           the redemption of preferred stock                 5,987                 -             5,987                -
------------------------------------------------------------------------------------------------------------------------
       FFO before original issuance costs associated
           with the redemption of preferred stock           14,642            14,212            44,235           42,481
       Recurring Capex                                       3,374             1,762             9,590            7,157
------------------------------------------------------------------------------------------------------------------------
       AFFO                                               $ 11,268          $ 12,450          $ 34,645         $ 35,324
------------------------------------------------------------------------------------------------------------------------

       Average Common Shares and Units - Diluted            21,324            20,646            20,922           20,606
       AFFO per Shares and Units - Diluted                $   0.53          $   0.60          $   1.66         $   1.71

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COMMUNITY STATISTICS
------------------------------------------------------------------------------------------------------------------------------
Properties  are grouped by operational  responsibility  and exclude the Los Rios
Park apartments purchased on September 30, 2003

                                                   At September 30, 2003
                                  --------------------------------------------------------------------------------------------
                                                                                    Average
                                   Number of       Portfolio                       Rental Rate
                                     Units       Concentration     Occupancy        Per Unit
                                  ------------  ---------------  --------------  ---------------------------------------------
Tennessee
    Memphis                             4,837           14.0%            93.5%        $ 638.25
    Nashville                           1,399            4.0%            94.2%        $ 721.71
    Chattanooga                           943            2.7%            92.5%        $ 564.17
    Jackson                               664            1.9%            95.5%        $ 582.98

Florida
    Jacksonville                        3,130            9.0%            95.2%        $ 732.32
    Tampa                               1,120            3.2%            95.0%        $ 764.91
    Other                               2,518            7.2%            93.6%        $ 729.23

Georgia
    Atlanta                             2,116            6.1%            89.8%        $ 749.23
    Columbus / LaGrange                 1,509            4.3%            97.2%        $ 656.04
    Augusta / Aiken / Savannah          1,132            3.3%            96.9%        $ 641.13
    Other                               1,742            5.0%            97.0%        $ 662.61

Texas
    Dallas                              2,356            6.8%            90.7%        $ 651.69
    Houston                             1,310            3.8%            91.8%        $ 734.94
    Austin                              1,254            3.6%            93.4%        $ 624.82

South Carolina
    Greenville                          1,492            4.3%            98.4%        $ 551.28
    Other                                 784            2.3%            94.0%        $ 686.35

Kentucky
    Lexington                             924            2.7%            92.4%        $ 703.24
    Other                                 624            1.8%            97.0%        $ 611.38

Mississippi                             1,673            4.8%            97.3%        $ 593.13
Alabama                                   952            2.7%            96.7%        $ 652.85
Arkansas                                  808            2.3%            94.7%        $ 627.64
North Carolina                            738            2.1%            93.6%        $ 545.71
Ohio                                      414            1.2%            93.5%        $ 681.46
Virginia                                  296            0.9%            98.0%        $ 739.76
------------------------------------------------------------------------------------------------------------------------------
                       Total           34,735          100.0%            94.3%        $ 666.61

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SAME STORE STATISTICS
------------------------------------------------------------------------------------------------------------------------------
Dollars in thousands except Average Rental Rate


                                 Three Months    Three Months    Percent Change   Three Months    Percent Change
                                    Ended           Ended            From            Ended            From
                                Sep 30, 2003     Sep 30, 2002     Sep 30, 2002    Jun 30, 2003     Jun 30, 2003
                              ---------------- --------------- ----------------- --------------- ----------------------------
Revenues                              $54,102         $55,007            -1.6%         $53,702             0.7%

Property Operating Expenses            16,524          15,492             6.7%          14,818            11.5%
RE Taxes and Insurance                  6,773           6,558             3.3%           6,951            -2.6%
Other Expenses                            207             141            46.8%             169            22.5%
------------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses               23,504          22,191             5.9%          21,938             7.1%
------------------------------------------------------------------------------------------------------------------------------

NOI                                   $30,598         $32,816            -6.8%         $31,764            -3.7%
------------------------------------------------------------------------------------------------------------------------------

Units (1)                              29,043          29,042                           29,043
Average Rental Rate (1)               $657.20         $658.87            -0.3%         $656.05             0.2%
Average Physical Occupancy (1)          94.7%           93.9%             0.8%           92.6%             2.1%

(1)  Values are at September 30, 2003 and 2002.

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
--------------------------------------------------------------------------------------------------------------------------
DEBT AS OF SEPTEMBER 30, 2003
--------------------------------------------------------------------------------------------------------------------------
Dollars in thousands

                                         Principal       Average Years       Average
                                          Balance        to Maturity(1)        Rate
                                       ---------------  -----------------  -----------------------------------------------
Conventional - Fixed Rate or Swapped        $ 585,851              9.3             6.8%
Conventional - Forward Swapped(2)              65,000              8.3             1.9%
Tax-free - Fixed Rate or Swapped              116,522             24.0             5.4%
Conventional - Variable Rate                  126,663              7.6             1.9%
Tax-free - Variable Rate                       17,660             27.9             1.8%
--------------------------------------------------------------------------------------------------------------------------
     Total                                  $ 911,696             11.2             5.5%

(1) Maturities on swapped balances are calculated using the life of the underlying variable debt.
(2) As the forward swaps are not yet in effect, the average rate represents the rate on the underlying variable debt.

FUTURE PAYMENTS                                                                              Average
                                          Scheduled                                          Rate for
                                        Amortization      Maturities          Total         Maturities
                                       ----------------  ----------------  --------------  -------------------------------
                                2003        $     783        $  20,000        $  20,783        1.6%
                                2004            3,543           71,168           74,711        7.0%
                                2005            3,810            5,922            9,732        3.3%
                                2006            4,052            4,459            8,511        8.8%
                                2007            4,251                -            4,251
                          Thereafter          106,898          686,810          793,708        5.4%
--------------------------------------------------------------------------------------------------------------------------
                               Total        $ 123,337        $ 788,359        $ 911,696        5.5%

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OTHER DATA
--------------------------------------------------------------------------------------------------------------------------
Shares and units in thousands except per share data

                                                        Three Months Ended September 30,  Nine Months Ended September 30,
                                                        --------------------------------  --------------------------------
                                                               2003             2002             2003             2002
                                                        -----------------  -------------  ------------------  ------------
Weighted average common shares and units - Basic                21,020           20,432           20,690           20,404
Weighted average common shares and units - Diluted              21,324           20,646           20,922           20,606
Weighted average common shares - Diluted                        18,302           17,579           17,961           17,714
Number of apartment units with ownership interest
    (excluding development units not delivered)                 35,233           33,923           35,233           33,923
Apartment units added during period, net                           418              464            1,310              512

PER SHARE DATA
     Dividend declared per common share                        $ 0.585          $ 0.585          $ 1.755          $ 1.755

DIVIDEND INFORMATION (latest declaration)                  Payment          Payment           Record
                                                          per Share           Date             Date
                                                        ---------------  ----------------  --------------------------------
     Common Dividend - quarterly                         $  0.5850         10/31/2003       10/24/2003
     Preferred Series F - monthly                        $  0.1927         11/14/2003       11/1/2003
     Preferred Series H - quarterly                      $0.11277(1)       9/23/2003        9/13/2003

(1) This first dividend represents the partial period from the original issuance date through August 31, 2003. The full quarterly dividend rate on the Company's Series H Cumulative Preferred Stock is $0.51875.

--------------------------------------------------------------------------------
NON-GAAP FINANCIAL DEFINITIONS
--------------------------------------------------------------------------------


Funds From Operations (FFO)

     FFO represents net income (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP) excluding extraordinary items, minority interest in Operating Partnership income, gain or loss on disposition of real estate assets, plus depreciation and amortization of real estate and adjustments for joint ventures to reflect FFO on the same basis. This definition of FFO is in accordance with the National Association of Real Estate Investment Trust's definition. Our calculation of FFO may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income.

     The Company believes that FFO is helpful in understanding the Company's operating performance in that FFO excludes depreciation expense on real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

     While the Company has included the amount charged to retire preferred stock in excess of carrying values in its FFO calculation in response to the SEC's July 31st Staff Policy Statement relating to EITF Topic D-42 concerning the calculation of earnings per share for the redemption of preferred stock, the Company believes that FFO before amount charged to retire preferred stock in excess of carrying values is also an important measure of operating performance as the amount charged to retire preferred stock in excess of carrying values is a non-cash adjustment representing issuance costs in prior periods for preferred stock.


Adjusted Funds From Operations (AFFO)

     For purposes of these computations, AFFO is composed of FFO less recurring capital expenditures plus the original issuance costs of preferred stock that was redeemed. As an owner and operator of real estate, we consider AFFO to be an important measure of performance from core operations because AFFO measures our ability to control revenues, expenses and recurring capital expenditures.


Earnings Before Interest Taxes Depreciation and Amortization (EBITDA)

     For purposes of these computations, EBITDA is composed of net income before net gain on disposition of assets and insurance settlement proceeds, plus depreciation and amortization, interest expense, and amortization of deferred financing costs. EBITDA is a non-GAAP financial measure we use as a performance measure. As an owner and operator of real estate, we consider EBITDA to be an important measure of performance from core operations because EBITDA does not include various income and expense items that are not indicative of our operating performance. EBITDA should not be considered as an alternative to net income as an indicator of financial performance. Our computation of EBITDA may differ from the methodology utilized by other companies to calculate EBITDA.